                                                                    Exhibit 4(b)

                                  Addendum "A"

to the Lease dated 4/14/97 by and between John J. Piscitelli Jr. (Lessor) and Alpha Beta Communications, Inc. (Lessee) for the leased premises at 1035 Rosemary Blvd., Suite "I", Akron, OH 44306.

The following is ACCEPTED and AGREED by Lessor and Lessee:

1. Lessee shall in addition to leasing Suite "I", lease Suite "J", commencing on 11/15/97 and expiring on 4/14/99.

2. The lease expiration date for Suite "I" shall be extended from 4/14/98 to 4/14/99.

3. The Lease payment for Suite "I" and Suite "J" shall be combined to equal one monthly payment due and payable on 11/15/97 and each fifteenth day of the month thereafter, in an amount equal to the following:
               11/15/97 - 4/14/98       $2,115.00 / month
                4/15/98 - 4/14/99       $2,215.00 / month

4. All of the terms and conditions of the Lease for Suite "I" shall apply to the lease of Suite "J" except as outlined in Addendum "A".

5. Lessee shall have the "Option to Renew the Lease" for Suite "I" & "J" combined for two(2) additional One(1) year lease terms based on the following lease payment schedule:
     First Renewal Term: $28,200. paid in monthly installments of $2,350. Second Renewal Term: $29,400. paid in monthly installments of $2,450.
          *Note: Formal Notice as to the exercise of the "Option to Renew the Lease" shall be due 90 days prior to the expiration of the current lease term from the Lessee to the Lessor. Renewal terms for Suite "I" contained in the original lease shall be considered null and void.

AGREED AND ACCEPTED BY:

/s/ John Pisoreli Jr.                   /s/ Robert Snyder
-------------------------------         ----------------------------------------
John Pisoreli Jr., (Lessor)             Robert Snyder as Officer of
                                        Alpha Beta Communications, Inc. (Lessee)


12/26/97                                11/19/97
--------                                --------
Date                                    Date

                                     LEASE


     THIS LEASE, executed at AKRON, Ohio, this      day of April 1997, by and
between JOHN J. PISCITELLI, JR., 1081 Rosemary Blvd., Akron, Ohio 44306 (hereinafter referred to as "Landlord") and Alpha Beta Communications, 953 South Munroe Road, Tallmadge, Ohio 44278 (hereinafter referred to as "Tenant").

SECTION 1.  PREMISES
            --------

     Landlord hereby leases to Tenant and Tenant leases from Landlord on the terms covenants and conditions set forth herein, certain combined office and warehouse space (hereinafter the "Leased Premises") at 1035 Rosemary Blvd. Suite "I" - Akron, Ohio 44306 (hereinafter referred to as the "Building"). The Leased Premises consists of approximately 2,340 square feet, as measured from the outside of the Leased Premises to the center line of any common walls of the Leased Premises.

     Landlord reserves to itself the roof and exterior walls of the Building, or the buildings comprising the Commercial Center, and further reserves the right to place, maintain, repair, and replace utility lines, pipes, ducts, conduits, wires and tunneling and the like, in, over, under, upon and through the Leased Premises or of other portions of the Building location which will not materially interfere with Tenant's use of its Leased Premises.

SECTION 2.  TERM
            ----

     The term of this Lease shall be for a period of one (1) year commencing on the Rental Commencement Date, as hereinafter defined unless sooner terminated under the conditions hereinafter set forth.

     Upon determination of the Rental Commencement Date of the term, Landlord and Tenant shall, upon the request of either party, execute a Memorandum of Lease in form for recording, setting forth the commencement and termination dates of the term of this Lease. However, this recording shall be limited to a Memorandum of Lease describing the property herein demised, giving the term of this Lease and renewal rights, if any, and referring to this Lease.

SECTION 3.  RENTAL COMMENCEMENT DATE
            ------------------------

     The date upon which Tenant shall be obligated to commence the payment of "Minimum Rent" and "Additional Charges" shall be known as the "Rental Commencement Date" and shall be: April 15, 1997, and ending on April 14, 1998.

SECTION 4.  LEASE YEAR
            ----------

     "Lease Year" shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Rental Commencement Date, if the date occurs on the first day of a calendar month, otherwise, the first Lease Year shall begin on the first day of the first calendar month after the Rental Commencement Date. Each succeeding Lease Year shall begin on the anniversary of the first Lease Year.

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
SECTION 5.  RENT
            ----

     (a) MINIMUM RENT - Tenant shall pay Landlord, at the office or such other place as Landlord may, from time to time designate as "Minimum Rent" for the Premises during the term of this Lease, without any deduction or setoff, the sum of Fifteen Thousand Dollars in equal monthly installments of Twelve Hundred fifty dollars ($1,250.00)

     (b) LATE PAYMENTS - If the minimum monthly rent is not paid by the fifth
         (5th) day of any month, then there shall be an additional daily rent of Ten and 00/100 Dollars ($10.00) for each day until the monthly rent and daily additional rent is paid in full.

SECTION 7. UTILITIES
           ---------

     Commencing with the Rental Commencement Date, Tenant shall pay for all utilities required for the proper operation of Tenant's business including natural gas, electric, sewer and water.

SECTION 8. CONSTRUCTION
           ------------

     Landlord shall not be required to perform or cause to be performed any additional work in or on the Leased Premises. Tenant hereby expressly acknowledging and representing that it accepts the Leased Premises in its present condition as of the Rental Commencement Date.

SECTION 9. COMMON AREAS
           ------------

     Landlord grants as a revocable license, not to interfere with access of Tenant and Tenant's clients, to Tenant and Tenant's customers and invitees the privilege to use, in common with all others to whom Landlord has, or may hereafter grant privileges to use the same, the Common Areas located with the Gateway Commercial Center. The term "Common Areas" as used in this Lease shall mean the parking areas, roadways, hallways, common bathrooms, pedestrian sidewalks, delivery areas, landscaped areas, and all other areas or improvements which may be provided by Landlord for the common use of the Tenants of the Gateway Commercial Center. Landlord hereby reserves the following rights with respect to the Common Areas:

     (a)  To establish reasonable rules and regulations for the use thereof;

          (b)  To use or permit the use by third parties;

          (c) To close or restrict the use of all, or any portion of the Common Areas as Landlord may deem necessary; and

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
          (d) To change the layout of such Common Areas, including the right to reasonably add to or subtract from their shape and size, whether by addition of building improvements or otherwise.

SECTION 10.    USE OF PREMISES
               ---------------

     Tenant, and no one else, shall use the Leased Premises and such use shall be limited to the following: Sales, Service & repair of Mini Dish Satellite and Wireless Internet related products.

SECTION 11.    TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY
               --------------------------------------------

     Tenant agrees as follows, to:

          (a) occupy the Leased Premises in a safe, careful manner and in compliance with all applicable laws, rules, ordinances, regulations and orders of any governmental bodies and without committing or permitting waste;

          (b) neither do nor suffer anything to be done or kept in or about the Leased Premises which contravenes Landlord's insurance policies or increases the premiums therefore;

          (c) permit no reproduction of sound which is audible outside the Leased Premises, not permit odors to be unreasonably dispelled from the Leased Premises;

          (d) place no draperies, blinds, signs, advertising matter or material on the exterior or on the interior of the Building or the Leased Premises, where possible to be seen from the exterior, of the Leased Premises, or of the building in which the Leased Premises are located, without the prior written consent of Landlord;

          (e) place no merchandise sign or other thing of any kind in the vestibule or entry of the Leased Premises or on the sidewalks or other Common Areas adjacent thereto or elsewhere on the exterior of the Leased Premises;

          (f) keep any refuse in proper containers in the interior of the Leased Premises until same is removed, and to permit no refuse to accumulate around the exterior of the Leased Premises;



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

          (g) place no load upon any floor of the Leased Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance;

          (h) permit Landlord free access to the Leased Premises at all reasonable times with reasonable notice for the purpose of examining the same or making alterations or repairs to the Leased Premises that Landlord may deem necessary for the safety or preservation thereof;

          (i) place no additional locks or latches upon any doors without written consent of the Landlord. Tenant, at the termination of its Lease of the Leased Premises, shall return to Landlord all keys to doors in the Building;

          (j) cause or permit no lien upon the Leased Premises and to suffer no other matter or thing whereby the estate, right, and interest of Landlord in the Leased Premises, or any part thereof, might be impaired;

          (k) solicit no business in the Common Areas, nor distribute handbills or other advertising matter to customers nor place same in or on automobiles in the Common Areas; and

          (l) comply with all reasonable rules and regulations which Landlord may establish for the use and care of the Leased Premises, the Common Areas, and other facilities and buildings on the Commercial Center.

SECTION 12.    REPAIRS, ALTERATIONS, MECHANIC'S LIENS
               --------------------------------------

     (a) REPAIRS TO LEASED PREMISES - Landlord agrees to keep the roofs in good order as well as the exterior walls, and shall repair any structural damages that may occur during the term of this Lease that have not been caused by the negligent or intentional acts of the Tenant, their employees, invitees, patrons or licensees (which such damages shall be repaired by Tenant). Tenant agrees to keep the interior of the building, including but not limited to heating, plumbing and electrical systems, in good order, and repair and maintain the same and the interior walls during the term hereof or any extension and, upon the expiration of the term or any extension thereof or earlier termination of this lease, to deliver possession of said premises with the interior of the building including but not limited to heating, plumbing and electrical systems thereof in as good condition as the same now is, natural wear and tear excepted. In the event that Tenant fails to make repairs or do maintenance deemed necessary to Landlord within fifteen (15) days of written notification thereof by Landlord to Tenant, Landlord shall have the right, but not the obligation, to make said repairs and/or do said maintenance. In such event the amount expended by Landlord for such repairs and/or maintenance shall be paid by Tenant to Landlord as Additional Rent on the next rental due date. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain, in which events the obligations of Landlord and Tenant shall be controlled by either
          SECTION 13 or 16 hereof.

     (b) ALTERATIONS OR IMPROVEMENTS BY TENANT - Tenant shall not, without Landlord's prior written consent, make, nor permit to be made, any alterations, addition, or improvements to the Leased Premises.

     (c) REMOVAL OF IMPROVEMENTS - All items of Landlord's construction, all heating and air conditioning equipment, and all alterations and other improvements shall be the property of Landlord and shall not be removed from the Leased Premises. All furniture, trade fixtures, furnishings and signs installed in the Leased Premises by Tenant and paid for by Tenant, unless they have been so affixed that they have become part of the Leased Premises, shall remain the property of Tenant and may be removed upon the expiration of the term of this Lease, provided that:

          (1) any of such items may be removed only if Tenant repairs any damage caused by such removal;

          (2) Tenant shall have fully performed all of the covenants and agreements to be performed by Tenant and no payments are due or will thereafter become due from Tenant to Landlord, under the provisions of this Lease.

If Tenant fails to remove such items from the Leased Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Leased Premises to its prior condition.


SECTION 13. INDEMNITY AND INSURANCE
            -----------------------

     (a) INDEMNIFICATION BY TENANT -- Tenant will indemnify and hold Landlord harmless from and against all loss, cost, expense and liability whatsoever (including Landlord's cost of defending against the foregoing, such cost to include attorney fees) resulting or occurring by reason of Tenant's use, or occupancy of the Leased Premises.

     (b) PUBLIC LIABILITY INSURANCE -- Tenant, at its own expense, shall carry public liability insurance covering the Leased Premises and Tenant's use thereof in companies and in a form satisfactory to Landlord, with minimum coverages of $500,000 on account of bodily injuries to or death of one (1) person, $1,000,000 on account of bodily injuries to or death of more than one (1) person as a result of any occurrence and $100,000 coverage for property damage, and deposit said policy(ies) (or certificates thereof) with Landlord prior to the date of any use or occupancy of the Leased Premises by Tenant; said policy or policies shall name Landlord and Tenant as insureds and shall bear endorsements to the effect the insurer agrees to notify Landlord not less than thirty (30) days in advance of any modification or cancellation thereof.

     (c) LANDLORD'S LIABILITY -- Landlord shall not be liable for any:

         (1) damage to Tenant's property located in the Leased Premises, regardless of cause of such damage; nor

         (2) acts or omissions of other tenants of the Gateway Commercial Center; nor

         (3) conditions of the Leased Premises whatsoever unless Landlord is responsible for the repair thereof, and has failed to make such repair after notice from Tenant of the need therefore, and expiration of a reasonable time for the making of such repair.

     (d) FIRE AND EXTENDED COVERAGE INSURANCE -- Landlord agrees to carry policies insuring the improvements and the Building against fire and such other perils as are normally covered by extended coverage endorsements in the county where the Leased Premises are located, in an amount equal to at least eighty percent (80%) of the insurable value of such improvements, together with insurance against such other risks (including loss of rent) and in such amounts as Landlord deems appropriate. Landlord agrees to pay the fire and extended coverage insurance subject to SECTION 6 of this Lease.

     (3) MUTUAL WAIVER OF SUBROGATION -- Landlord and Tenant each agree to cause to be included in their respective policies of fire and extended coverage insurance the agreement of the issuer thereof that said policies shall not be invalidated by a waiver of claim by the insured against the Landlord or Tenant, as the case may be, and each will furnish evidence thereof to the other. In addition to any other waiver herein, Landlord and Tenant each hereby waive any claim against the other for any loss resulting from any cause, including the negligence of the other, in excess of the insurance proceeds available therefor.


SECTION 14. DAMAGE AND DESTRUCTION
            ----------------------

     If the Leased Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent which is less than twenty-five percent (25%) of the cost of replacement (as determined by Landlord's insurer) of the Leased Premises, the damages shall, except as hereinafter provided, promptly be repaired by Landlord, at Landlord's expense, but that in no event shall Landlord be required to repair or replace Tenant's stock in trade, trade fixtures, furniture, furnishings, equipment, personal property, or property, or leasehold improvements. If

     (a) the Leased Premises are damaged by any cause, to the extent of twenty-five percent (25%) or more of the cost of replacement of the Leased Premises; or

     (b) the buildings are damaged by any cause to the extent of fifty percent (50%) or more of the cost of replacement;

     (c) any damage by any cause to the Leased Premises occurs during the last year of the term of this Lease:

Landlords may elect either to repair or rebuild the Leased Premises or the buildings, as the case may be, or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the event causing the damage.

     If the casualty, repairing, or rebuilding shall render the Leased Premises untenantable, in whole or in part, a proportionate abatement of the Minimum Rent shall be allowed until the date Landlord completes the repairs or rebuilding.
If Landlord is required or elects to repair the Leased Premises, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings, equipment and personal property in a manner and to at least a condition equal to that prior to its damage or destruction and the proceeds of all insurance carried by Tenant shall be held in trust by Tenant for the purpose of such repair or replacement.

SECTION 15.    ASSIGNING AND SUBLETTING
               ------------------------

     Tenant, voluntarily, or involuntarily, shall not assign, convey, mortgage, encumber or otherwise transfer this Lease or any interest hereunder, nor shall Tenant allow any transfer hereof or any lien upon Tenant's interest hereunder by operation of law or otherwise, nor shall Tenant sublet the Leased Premises or any part thereof, or permit the use or occupancy of the Leased Premises or any part thereof by any person or entity other than Tenant, without the prior written consent of Landlord.

     The Landlord shall not unreasonably withhold written consent to the assignment of this lease, or subletting of the premises, to any financially responsible party of good reputation PROVIDED, further, that no assignment, transference, or subleasing shall, in any way, relieve or release Tenant of his obligation hereunder, unless such release is expressly agreed to by Landlord in writing.

     Any consent by Landlord shall not constitute a waiver of the necessity for such consent to any subsequent assignment, conveying, mortgaging, encumbering or otherwise transferring this Lease or any interest hereunder, or allowing any transfer hereof or any lien upon Tenant's interest hereunder by operation of law or otherwise, or subletting the Leased Premises or any part thereof, or permitting the use or occupancy of the Leased Premises or any part thereof by any person or entity other than Tenant.

SECTION 16.    EMINENT DOMAIN
               --------------

     In the event the premises or any part thereof, shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any authority in appropriation proceedings or by any right of eminent domain, the entire compensation awarded therefore, including but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to such award. However, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of interruption of Tenant's business and for moving and relocation expenses. In the event of a taking under the power of eminent domain:

     (a)  of more than twenty-five percent (25%) of the Leased Premises;

     (b) a sufficient portion of the premises so that after such taking less than fifty percent (50%) of the floor area within all buildings occupied by tenants (as constituted prior to such taking) are occupied by tenants, either Landlord or Tenant shall have the right to terminate this Lease by notice in writing given within ninety (90) days after the condemning authority takes possession, in which event all rents and other charges shall be pro rated as of the date of such termination.

SECTION 17.    DEFAULT BY TENANT
               -----------------

     If Tenant fails to pay Minimum Rent or Additional Charges within five (5) days from the due date or fails to remedy any default other than the payment of rent or charges within ten (10) days after written notice from Landlord (unless such default cannot be remedied within the 10-day period and Tenant commences to remedy such default within the 10-day period and diligently pursues correction thereof in which event the remedy time shall be extended to the time reasonably required therefor); or if a receiver of any property of Tenant on the Leased Premises is appointed or Tenant's interest in the Leased Premises is levied upon by legal process and Tenant fails within thirty (30) days to cause the vacation of such appointment, levy or adjudication or if Tenant files a voluntary petition in bankruptcy, disposes of all or substantially all of its assets in bulk, or makes an assignment for the benefit of its creditors, then in any such instance, without further notice to Tenant, Landlord may enter upon the Leased Premises and terminate this Lease. Landlord, or his agent, may re-enter said premises by summary proceeding, by force, or otherwise, take possession thereof, and remove all persons and property therefrom. Despite such termination Tenant shall not be released from any sums due Landlord for rent or otherwise to the date of such entry; additionally, Tenant shall remain liable to Landlord in damages for Tenant's breach of this lease (including the rentals due for the unexpired portion of the term of this lease, attorney's and broker's fees) as fully as though there had been no termination, which said damages Landlord shall have the right to recover. In addition, Landlord may enter upon the Leased Premises without terminating this Lease and may relet them in its own name for the account of Tenant for the remainder of the term at the highest rent then obtainable and immediately recover from Tenant any deficiency for the balance of the term between the amount for which the Leased Premises were relet, less expense of reletting (including broker and attorney fees) and the rent provided hereunder.

     If Tenant at any time shall fail to pay any taxes, assessments, or liens, or fails to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account of and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of twelve percent (12%) from their due date until paid, said interest to be so much additional rent under this Lease and shall be paid to Landlord by Tenant upon demand.

     All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at law or in equity.

SECTION 18.    SECURITY DEPOSIT
               ----------------

     To secure the faithful performance by Tenant of the covenants, conditions and agreements set forth in this Lease to be performed by it, Tenant has deposited with Landlord the sum of Twelve Hundred Fifty Dollars ($1,250.00 on the understanding that:

     (a) Landlord shall not be obligated to but may apply such deposit or any portion thereof to the curing of any default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so the same will be restored to its original amount;

     (b) should the Leased Premises be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord's successor transferee, and Tenant agrees to look solely to such successor or transferee for such application or return;

     (c) Landlord or its successors shall not be obligated to hold the security deposit as a separate fund, but may co-mingle it with other funds;

     (d) in no event shall Landlord be obligated to apply the security deposit against amounts due during or on account of the final month of the term; and

     (e) if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the security deposit, or any then-remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the term hereof.

     Notwithstanding anything aforementioned to the contrary, Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease.

SECTION 19. NOTICE AND PAYMENTS
            -------------------

     Any notice of consent required to be given by or on behalf of either party to the other shall be deemed given when mailed by registered or certified mail, return receipt requested, addressed to Landlord and Tenant at the addresses hereinabove specified, or the Leased Premises, or at such other address as may be specified from time to time by notice in the manner herein set forth. Minimum Rent and Additional Charges payments shall be considered delivered on the date actually received.


SECTION 20. MORTGAGE SUBORDINATION
            ----------------------

     Upon written request or notice by Landlord, concurred in by any mortgagee or by any person, firm or corporation intending to become such a mortgagee or trustee, Tenant agrees to subordinate its right under this Lease to the liens of any mortgages or deeds of trust that may hereafter be placed upon the Building and the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or deeds of trust shall agree to recognize the lease of Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease prior to the lien of its mortgage or deed of trust, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant agrees that, upon the request of the Landlord, any mortgagee, or any trustee named in such mortgages or trust deeds, it shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this section.


SECTION 21. CERTIFICATE OF LEASE INFORMATION
            --------------------------------

     At any time and from time to time, Tenant agrees to execute and deliver to Landlord, for the benefit of such persons as Landlord requests, a statement in writing, satisfactory to Landlord certifying such facts are true and ascertainable. Failure to comply with such constitutes a default.


SECTION 22. QUIET ENJOYMENT
            ---------------

     Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of let or hindrance from Landlord or any person or persons lawfully claiming the Leased Premises.


SECTION 23. LIABILITY OF LANDLORD
            ---------------------

     If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord, nor if Landlord be a partnership, any of the partners comprising such partnership, shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Leased Premises of the Building, Landlord shall be released from all liability and obligations hereunder.


SECTION 24. MISCELLANEOUS PROVISIONS
            ------------------------

     (a) WAIVER -- No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, of for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Landlord. No waiver by Landlord with respect to one or more tenants or occupants of the Gateway Commercial Center shall constitute a waiver of or a breach of any condition nor be claimed or pleaded as an excuse of a future breach of the same condition or covenant.

     (b) SURRENDER AND HOLDING OVER -- Tenant shall deliver up and surrender to Landlord possession of the Leased Premises upon the expiration of the Lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and normal wear and decay only excepted). Should Tenant remain in possession of the Leased Premises after any termination of this Lease, no tenancy or interest in the Leased Premises shall result therefrom but such holding over shall be subject to immediate eviction and removal, and Tenant shall, upon demand, pay to Landlord, as liquidated damages, a sum equal to double the Minimum Rent as specified herein for any period during which Tenant shall hold the Leased Premises after the stipulated term of this Lease may have terminated.

     (c) TRANSFER OF LANDLORD'S INTEREST -- Landlord shall be liable under this Lease only while the owner of the Leased Premises, and if Landlord should sell or otherwise transfer Landlord's interest in the Leased Premises upon an undertaking by the purchaser, or transferee, to be responsible for all of the covenants and undertakings of Landlord, Tenant agrees that

     ??????????????????????? have no liability to Tenant under his Lease or any modification or amendment thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest.

(e) OPTION TO EXTEND - If Tenant has fully complied with all provisions of the Lease, Tenant may extend this Lease for two (2) additional terms, the first term for a period of one (1) year by giving written notice to Landlord on or before one hundred twenty (120) days prior to the termination date of the Lease. The extension term shall be upon the same terms and provisions hereof, except as to Minimum rent. Minimum Rent shall be $16,200.00 payable to equal monthly installments of Thirteen Hundred Fifty dollars ($1,350.00) per month. The second additional term shall be for a period of one (1) year with minimum rent of $17,400.00 at $1,450.00 per month.

(f) BENEFIT - This Agreement inures to the benefit of, and shall be binding upon the parties, their heirs, successors, assigns and legal representatives, subject only to the provisions restricting assignment and subleasing.

(g) JOINT AND SEVERAL LIABILITY - The parties to this Lease, as shown on the face plate on Page 1, are jointly and severally liable under all terms, conditions, and covenants of this Lease.

(h)  ADDITIONAL PROVISIONS:
     During the continuation of this Lease, including any permitted assignment or subletting, the premises will be used and occupied only for wholesale printing and for no other purpose without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant agrees that it will not use or permit any person to use the premises or any part thereof for any other use or purpose in violation of any applicable laws, orginances, or other regulations, including but not limited to environment laws. During the continuation of this Lease, Tenant will keep the premises and every part thereof, and all buildings and improvements at any time situated thereon, in a clean and wholesome condition and generally will comply with all laws, rules, ordinances, and regulations, including, but not limited to environmental laws. Tenant represents and warrants to Landlord that none of the property which it or any of its employees, agents, or contractors will bring on the Real Property or in the premises will contain any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of Ohio, or the United States Government in violation of any law or regulation of any such

/s/ [illegible]                             LANDLORD: JOHN J. PISCITELLI, JR.
---------------------------------
WITNESS

/s/ [illegible]
---------------------------------           BY: /s/ [illegible]
WITNESS                                        -------------------------------

/s/ [illegible]
---------------------------------           TENANT: ALPHA BETA COMMUNICATIONS
WITNESS

/s/ [illegible]
---------------------------------           BY: /s/ [illegible]
WITNESS                                        -------------------------------


STATE OF OHIO  )
               ) SS
SUMMIT COUNTY  )

     BEFORE ME, a Notary Public in and for said county and state, personally appeared the named JOHN J. PISCITELLI, JR., who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio, this 14 day of April, 1997.

                                               /s/ [illegible]
                                        -------------------------------
                                        NOTARY PUBLIC

                                         JOSEPH [illegible], Notary Public
                                             Resident Summit County
                                                  [illegible]
                                      My Commission Expires March 23, 2000





STATE OF OHIO  )
               ) SS
SUMMIT COUNTY  )

     BEFORE ME, a Notary Public in and for said county and state, personally appeared Terry G. Wigton, for Alpha Beta Communications, it's V. Pres who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Akron, Ohio, this 10 day of April, 1997.

                                           /s/ Larry A. Winkler
                                        -------------------------------
                                        NOTARY PUBLIC


                                      LARRY A. WINKLER, JR., Notary Public
                                                STATE OF OHIO
                                             Resident Summit County
                                       My Commission Expires May 2, 2000